040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110584591-56
	Filing Date and Time: 08/08/2011 12:13 PM
	Entity Number: E0446972011-0

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: FLOW TECH SOLUTIONS INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: INCSMART.BIZ, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:*	Par value per share: $	Number of shares *without par value:*
75000000	0.001	0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) YONG OK CHO-SEE ATTACHED
Name

Street Address	City	State	Zip Code
2620 REGATTA DRIVE SUITE	LAS VEGAS	NV	89128

2)
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

YONG OK CHO-SEE ATTACHED
Name

X YONG OK CHO
Incorporator Signature

Address	City	State	Zip Code
2620 REGATTA DRIVE, SUIT	LAS VEGAS	NV	89128

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X INCSMART.BIZ, INC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

8/8/2011
Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	**FLOW TECH SOLUTIONS INC.**

FOREIGN NAME TRANSLATION:	**Not Applicable**

PURPOSE:	**Not Applicable**

REGISTERED AGENT NAME:	**INCSMART.BIZ, INC.**
STREET ADDRESS:	**Not Applicable**
MAILING ADDRESS:	**Not Applicable**

ADDITIONAL	Directors/Trustees
Name: YONG OK CHO	
Address: 2620 REGATTA DRIVE SUITE 102	
City: LAS VEGAS	
State: NV	
Zip Code: 89128	

ADDITIONAL	Incorporators
Name: YONG OK CHO	
Address: 2620 REGATTA DRIVE, SUITE 102	
City: LAS VEGAS	
State: NV	
Zip Code: 89128	

PAGE 2

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that

FLOW TECH SOLUTIONS  INC., did on August 8, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required  by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my

hand and affixed the Great Seal of State, at my

office on August 8, 2011.

ROSS MILLER

Secretary of State

Certified By: Electronic Filing

Certificate Number: C20110808-1243

You may verify this certificate

online at http://www.nvsos.gov/